Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-228878 on Form F-3 of our report dated March 12, 2019, relating to the consolidated financial statements of TORM plc appearing in this Annual Report on Form 20-F of TORM plc for the year ended December 31, 2018.

Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
March 12, 2019

/s/ Max Damborg
State Authorised
Public Accountant